The Agreement between T. Rowe Price Associates, Inc. and
          T. Rowe Price Funds for Fund Accounting Services, dated January 1, 1997, should be inserted here.







          PAGE 1
                                      AGREEMENT
                                       between
                            T. ROWE PRICE ASSOCIATES, INC.
                                         and
                               THE T. ROWE PRICE FUNDS
                                         for
                               FUND ACCOUNTING SERVICES


























































          PAGE 2
                                  TABLE OF CONTENTS
                                                                      Page

          Article A Terms of Appointment/Duties of Price
                    Associates  . . . . . . . . . . . . . . . . . . .  1

          Article B Fees and Out-of-Pocket Expenses   . . . . . . . .  2

          Article C Representations and Warranties of Price
                    Associates  . . . . . . . . . . . . . . . . . . .  3

          Article D Representations and Warranties of the Fund  . . .  3

          Article E Ownership of Software and Related Material  . . .  3

          Article F Quality Service Standards   . . . . . . . . . . .  4

          Article G Standard of Care/Indemnification  . . . . . . . .  4

          Article H Dual Interests  . . . . . . . . . . . . . . . . .  6

          Article I Documentation   . . . . . . . . . . . . . . . . .  6

          Article J Recordkeeping/Confidentiality   . . . . . . . . .  6

          Article K Compliance with Governmental Rules and
                    Regulations   . . . . . . . . . . . . . . . . . .  7

          Article L Terms and Termination of Agreement  . . . . . . .  7

          Article M Notice  . . . . . . . . . . . . . . . . . . . . .  7

          Article N Assignment  . . . . . . . . . . . . . . . . . . .  7

          Article O Amendment/Interpretive Provisions   . . . . . . .  8

          Article P Further Assurances  . . . . . . . . . . . . . . .  8

          Article Q Maryland Law to Apply   . . . . . . . . . . . . .  8

          Article R Merger of Agreement   . . . . . . . . . . . . . .  8

          Article S Counterparts  . . . . . . . . . . . . . . . . . .  8

          Article T The Parties   . . . . . . . . . . . . . . . . . .  8




















          PAGE 3
          Article U Directors, Trustee and Shareholders and
                    Massachusetts Business Trust  . . . . . . . . . .  9

          Article V Captions  . . . . . . . . . . . . . . . . . . . .  9

               AGREEMENT made as of the first day of  January, 1997, by and between  T. ROWE PRICE  ASSOCIATES, INC., a  Maryland corporation having its  principal office  and place of  business at  100 East

          Pratt Street, Baltimore, Maryland 21202 ("Price Associates"), and

          each Fund which is listed on Appendix A (as such Appendix may  be amended from time  to time) and which evidences  its agreement to be bound hereby by executing a copy of  this Agreement (each such

          Fund  individually hereinafter referred  to as "the  Fund", whose definition may be found in Article T);

               WHEREAS, Price Associates  has the  capability of  providing

          the   Funds   with  certain   accounting   services  ("Accounting

          Services");

               WHEREAS, the  Fund desires  to appoint  Price Associates  to provide these Accounting Services and Price Associates desires to accept such appointment;

               WHEREAS, the Board  of Directors of the  Fund has authorized the Fund to  utilize various pricing services for  the purpose of

          providing   to  Price  Associates   securities  prices   for  the

          calculation of the Fund's net asset value.

               NOW, THEREFORE,  in consideration  of  the mutual  covenants herein contained, the parties hereto agree as follows:

          A.   Terms of Appointment/Duties of Price Associates

               Subject to  the  terms  and conditions  set  forth  in  this

          Agreement,  the Fund hereby employs and appoints Price Associates to provide, and Price Associates agrees to provide, the following

          Accounting Services:

               a.   Maintain for each Fund a daily trial balance, a general

                    ledger, subsidiary records and capital stock accounts;
               b.   Maintain for each Fund an investment  ledger, including

                    amortized  bond and  foreign  dollar denominated  costs

                    where applicable;

               c.   Maintain  for each  Fund  all records  relating to  the

                    Fund's income and expenses;

               d.   Provide  for  the   daily  valuation  of   each  Fund's

                    portfolio securities and the computation of each Fund's daily net asset value per share. Such daily valuations shall be made in accordance with the valuation policies

                    established by  each of the  Fund's Board  of Directors

                    including,  but not limited to, the utilization of such

                    pricing valuation  sources and/or  pricing services  as

                    determined by the Boards.   Price Associates shall have

                    no liability for any losses or damages incurred by the Fund as a result of erroneous portfolio security evaluations provided by such  designated sources and/or






















                    pricing  services;  provided   that,  Price  Associates

                    reasonably
                    believes  the prices are  accurate, has adhered  to its

                    normal   verification  control   procedures,  and   has

                    otherwise  met the  standard of  care  as set  forth in

                    Article G of this Agreement;

               e.   Provide  daily   cash  flow   and  transaction   status
                    information to each Fund's adviser;

               f.   Authorize the payment of Fund expenses,  either through

                    instruction  of  custodial   bank  or  utilization   of

                    custodian's automated transfer system;

               g.   Prepare for  each Fund such financial  information that

                    is  reasonably   necessary  for   shareholder  reports,

                    reports to the Board of Directors and to the officers of the Fund, and reports to the Securities and Exchange

                    Commission,  the  Internal  Revenue  Service and  other

                    Federal and state regulatory agencies;

               h.   Provide  each  Fund  with  such  advice  that   may  be

                    reasonably  necessary  to  properly   account  for  all

                    financial transactions and to maintain the Fund's accounting procedures and records so as to insure compliance with generally  accepted accounting and  tax

                    practices and rules;





















               i.   Maintain   for  each  Fund  all  records  that  may  be

                    reasonably  required  in  connection  with  the   audit
                    performed by  each Fund's  independent accountant,  the

                    Securities  and   Exchange  Commission,   the  Internal

                    Revenue  Service  or   such  other  Federal  or   state

                    regulatory agencies; and

               j.   Cooperate   with   each   Fund's   independent   public

                    accountants  and take  all  reasonable  action  in  the

                    performance of its
                    obligations  under  the Agreement  to  assure  that the

                    necessary  information   is  made  available   to  such

                    accountants for the expression of their opinion without

                    any qualification as to the  scope of their examination

                    including, but not limited to, their opinion included in each such Fund's annual report on Form N-SAR and annual amendment to Form N-1A.

          B.   Fees and Out-of-Pocket Expenses

               Each Fund shall  pay to Price Associates  for its Accounting

          Services hereunder, fees  as set forth  in the Schedule  attached hereto. In addition, each Fund will reimburse Price Associates for out-of-pocket expenses such as postage, printed forms, voice and  data  transmissions,  record  retention, disaster  recovery,

          third  party vendors, equipment leases and other similar items as may be agreed upon  between Price Associates and the  Fund.  Some invoices will  contain costs for  both the Funds and  other funds

          services  by Price  Associates.   In  these  cases, a  reasonable















          allocation methodology  will be used  to allocate these  costs to the Funds.
          C.   Representations and Warrantees of Price Associates

               Price Associates represents and warrants to the Fund that:

               1.   It is a corporation duly organized and existing in good

          standing under the laws of Maryland.

               2.   It  is  duly qualified  to  carry  on  its business  in

          Maryland.

               3. It is empowered under applicable laws and by its charter and By-Laws to enter into and perform this Agreement.

               4.   All requisite corporate proceedings have been  taken to

          authorize it to enter into and perform this Agreement.

               5.   It  has, and  will  continue  to  have, access  to  the

          necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

          D.   Representations and Warrantees of the Fund

               The Fund represents and warrants to Price Associates that:

               1.   It is a corporation or  business trust, as the case may

          be, duly  organized and existing  and in good standing  under the laws of Maryland or Massachusetts, as the case may be.
               2.   It  is  empowered  under  applicable  laws and  by  its

          Articles of Incorporation  or Declaration of  Trust, as the  case may be, and By-Laws have been taken to authorize it to enter into and perform this Agreement.

               3.   All   proceedings   required   by   said  Articles   of

          Incorporation or  Declaration of Trust,  as the case may  be, and















          By-Laws have been taken to authorize it to enter into and perform this Agreement.
          E.   Ownership of Software and Related Material

               All computer  programs, magnetic tapes,  written procedures,

          and similar  items purchased and/or  developed and used  by Price

          Associates in performance of the Agreement shall be the  property of  Price Associates  and will  not  become the  property of  the

          Funds.

          F.   Quality Service Standards

               Price Associates and the Fund  may, from time to time, agree to  certain  quality  service standards,  with  respect  to Price

          Associates' services hereunder.

          G.   Standard of Care/Indemnification

          Notwithstanding anything to the contrary in this Agreement:

               1.   Where a Pricing Error results  in loss or dilution to a

          Fund of less than $10,000, the determination of liability for the error will  be made  by Price Associates.  Where a  Pricing Error results in loss or dilution to a Fund of $10,000 or more but less than $100,000, liability for  the error will be  resolved through

          negotiations between Fund Counsel and Price Associates.   Where a
          Pricing Error results in loss or dilution to a Fund of the lesser of  1/2 of  1%  of NAV  or $100,000  or more,  the error  will be promptly reported to  the Board of Directors of  the Fund (unless the Fund is fully compensated for the loss or dilution), provided that final  settlement with  respect to such  errors will  not be made until approved by the Board of Directors of the Fund. A summary of all Pricing Errors and their effect on the Funds will be reported  to the Funds  Audit Committee on an annual basis. In determining the liability of Price Associates for a Pricing Error, an error or omission will not be deemed to constitute negligence when it is determined that:

               o    Price Associates  had in place  "appropriate procedures

                    and an adequate  system of internal controls;"

               o    the employee responsible for the  error or omission had

                    been  reasonably trained  and  was being  appropriately

                    monitored; and
               o    the error  or omission  did not  result from  wanton or

                    reckless conduct on the part of the employee.

               It is understood that  Price Associates is not  obligated to have in place separate procedures to prevent  each and every conceivable type of error or omission. The term "appropriate procedures and adequate system of internal controls" shall mean procedures and controls reasonably designed to prevent

               and  detect  errors    and  omissions.  In  determining  the

               reasonableness of such procedures  and controls, weight will be given to such  factors as are appropriate,  including the prior occurrence  of any  similar errors or  omissions, when
               such  procedures  and  controls  were   in  place  and  fund

               accounting industry standards  in place at  the time of  the error.

               2.   The  Fund  shall indemnify  and  hold  Price Associates

          harmless from  and against  all losses,  costs, damages,  claims,

          actions, and  expenses, including  reasonable expenses  for legal

          counsel, incurred  by Price Associates  resulting from:   (i) any













          action  or  omission  by  Price   Associates  or  its  agents  or

          subcontractors in the performance of their duties hereunder; (ii) Price Associates acting upon instructions believed by it to have been  executed by a duly authorized officer of the Fund; or (iii)

          Price Associates acting upon information provided by the  Fund in form and  under policies  agreed to by  Price Associates  and the

          Fund.     Price  Associates   shall  not  be   entitled  to  such

          indemnification in respect of  actions or omissions  constituting negligence or willful misconduct of Price Associates or where Price Associates has not exercised reasonable care in selecting or monitoring the performance of its agents or subcontractors.

               3.    Price Associates shall indemnify and hold harmless the

          Fund  from  all  losses,  costs,  damages,  claims,  actions  and

          expenses,  including  reasonable  expenses  for  legal   counsel,

          incurred  by the  Fund resulting from  the negligence  or willful misconduct of Price Associates or which result from Price Associates' failure to
          exercise  reasonable   care  in   selecting  or   monitoring  the

          performance

          of its agents or subcontractors.   The Fund shall not be entitled
          to  such  indemnification with  respect  to actions  or omissions constituting negligence or willful misconduct of such Fund or its agents or subcontractors; unless such negligence or misconduct is attributable to Price Associates.

               4.   In  the event  either party  is unable  to  perform its

          obligations under the terms of  this Agreement because of acts of

          God, strikes or other causes  reasonably beyond its control, such party shall not be liable to the other party for any  loss, cost,

          damage, claim, action or expense resulting from such failure to perform or otherwise from such causes.

               5.   In order that  the indemnification provisions contained

          in this Article  G shall apply, upon the assertion of a claim for which either  party may be  required to indemnify the  other, the party  seeking indemnification  shall promptly  notify the  other party of such  assertion, and shall keep the  other party advised

          with  respect to  all developments  concerning such  claim.   The
          party who  may be required to indemnify  shall have the option to participate with the party seeking indemnification in the defense of such claim, or to defend against said claim in its own name or

          in   the  name   of  the   other  party.     The   party  seeking

          indemnification shall  in no case  confess any claim or  make any compromise in any case  in which the other party  may be required to indemnify it except with the other party's prior written consent.

               6.   Neither party to  this Agreement shall be liable to the

          other party for consequential damages under any provision of this

          Agreement.

          H.   Dual Interests
               It  is  understood  that  some  person  or  persons  may  be directors, officers,  or shareholders of both the  Fund and Price

          Associates (including Price Associates' affiliates), and that the existence of any such dual interest shall not affect the validity of  this Agreement  or of  any transactions  hereunder  except as otherwise provided by a specific provision of applicable law.

          I.   Documentation













               As  requested by Price  Associates, the Fund  shall promptly furnish to Price Associates such documents as it may reasonably request and as are necessary for Price Associates to carry out its responsibilities hereunder.

          J.   Recordkeeping/Confidentiality

               1.   Price  Associates shall  keep records  relating to  the

          services to be performed hereunder, in the form and manner as  it may deem advisable, provided that Price Associates shall keep all records in such form and in such manner as required by applicable law, including the Investment Company Act of 1940 ("the Act") and the Securities Exchange Act of 1934 ("the '34 Act").

               2.   Price Associates  and the  Fund agree  that all  books,

          records, information and data pertaining  to the business of  the other  party which  are  exchanged or  received  pursuant to  the negotiation or the  carrying out of  this Agreement shall  remain confidential, and shall not be voluntarily disclosed to any other
          person, except:   (a) after prior notification to and approval in

          writing by  the other party  hereto, which approval shall  not be unreasonably  withheld  and  may  not  be  withheld  where  Price

          Associates or Fund may be exposed to civil or criminal contempt



          PAGE 13
          proceedings for failure to comply; (b) when requested  to divulge such information by duly constituted governmental authorities; or

          (c) after so requested by the other party hereto.

          K.   Compliance With Governmental Rules and Regulations

               Except as otherwise provided in the Agreement and except for the  accuracy of  information  furnished to  the  Funds by  Price

          Associates,  each   Fund  assumes  full  responsibility  for  the













          preparation, contents and distribution  of its prospectuses,  and for complying with all applicable requirements of the Act, the '34 Act, the Securities Act of 1933 (the "33 Act"), and any laws,

          rules   and  regulations   of  governmental   authorities  having

          jurisdiction over the Funds.

          L.   Term and Termination of Agreement

               1.   This Agreement shall  run for a period of  one (1) year

          from the date first  written above and will be renewed  from year to year thereafter unless terminated by either party as provided hereunder.

               2.   This Agreement may be terminated by the Fund upon sixty

          (60)  days'  written notice  to  Price Associates;  and  by Price

          Associates,  upon three  hundred sixty-five  (365) days'  writing notice to the Fund.

               3.   Upon termination hereof,  the Fund  shall pay to  Price

          Associates such compensation as may be due as of the date of such termination, and shall likewise reimburse for out-of-pocket expenses related to its services hereunder.

          M.   Notice

               Any  notice  as   required  by   this  Agreement  shall   be

          sufficiently given (i)  when sent to an authorized  person of the other party at
          the  address of  such  party set  forth  above or  at such  other address as such party may from time to time specify in writing to the other party; or (ii)  as otherwise agreed upon by appropriate officers of the parties hereto.














          N.   Assignment

               Neither  this  Agreement  nor   any  rights  or  obligations

          hereunder may be assigned either voluntarily or involuntarily, by operation of law or otherwise,  by either party without the prior written  consent of  the  other party,  provided  this shall  not

          preclude  Price   Associates  from  employing   such  agents  and

          subcontractors  as  it   deems  appropriate  to  carry   out  its

          obligations set forth hereunder.

          O.   Amendment/Interpretive Provisions

               The  parties  by  mutual written  agreement  may  amend this

          Agreement  at any  time.   In  addition, in  connection with  the

          operation of this  Agreement, Price Associates  and the Fund  may agree from time to time on  such provisions interpretive of or in addition  to the  provisions of  this Agreement  as may  in their joint  opinion  be  consistent with  the  general  tenor of  this

          Agreement.  Any such interpretive or additional provisions are to be  signed  by  all  parties  and annexed  hereto,  but  no  such provision shall contravene any applicable Federal or state law or regulation and no such interpretive or additional provision shall be deemed to be an amendment of this Agreement.

          P.   Further Assurances

               Each  party agrees to perform  such further acts and execute such  further  documents  as  are  necessary  to  effectuate  the purposes hereof.

          Q.   Maryland Law to Apply

               This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of Maryland.

          R.   Merger of Agreement

               This Agreement, including the attached Appendix and Schedule supersedes  any prior  agreement  with  respect  to  the  subject hereof, whether oral or written.

          S.   Counterparts

               This Agreement may be executed  by the parties hereto on any number  of counterparts,  and  all  of  said  counterparts  taken

          together   shall  be  deemed  to  constitute  one  and  the  same

          instruments.

          T.   The Parties

               All references herein to "the Fund" are to each of the Funds listed  on Appendix A  individually, as  if  this Agreement  were

          between such individual  Fund and Price Associates.   In the case

          of a series  Fund or trust, all  references to "the Fund"  are to the individual series or portfolio  of such Fund or trust,  or to such  Fund  or  trust  on  behalf of  the  individual  series  or portfolio, as appropriate.  The  "Fund" also includes any T. Rowe

          Price Funds which may be  established after the execution of this















          Agreement.   Any  reference in  this Agreement  to "the  parties"

          shall mean Price

          Associates and such other individual  Fund as to which the matter pertains.

          U.   Directors,  Trustees  and   Shareholders  and  Massachusetts

          Business Trust

               It  is understood and  is expressly stipulated  that neither the holders of  shares in the Fund nor any  Directors or Trustees of the Fund shall be personally liable hereunder.

               With respect  to any Fund which is a party to this Agreement and  which is organized  as a  Massachusetts business  trust, the term "Fund" means  and refers to  the trustees from time  to time serving  under  the  applicable trust  agreement  (Declaration of

          Trust) of  such Trust  as the same  may be  amended from  time to time.  It is  expressly agreed that  the obligations of any  such

          Trust hereunder  shall not be  binding upon any of  the trustees,

          shareholders, nominees,  officers,  agents or  employees  of  the

          Trust, personally, but bind only the trust property of the Trust,

          as  provided in  the  Declaration of  Trust of  the  Trust.   The

          execution and delivery of this  Agreement has been authorized  by the trustees  and signed by  an authorized officer of  the Trust,

          acting as such, and  neither such authorization by  such Trustees nor such execution  and delivery by such officer  shall be deemed to have been made  by any of them, but shall  bind only the trust property of the Trust as provided in its Declaration of Trust.

          V.   Captions

               The captions in  the Agreement are included  for convenience of  reference only  and in  no  way define  or limit  any  of the provisions  hereof  or  otherwise  affect  their construction  or effect.

               IN  WITNESS WHEREOF,  the parties  hereto  have caused  this

          Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers.


          T. ROWE PRICE ASSOCIATES, INC.    T. ROWE PRICE FUNDS

             /s/Alvin M. Younger             /s/Carmen F. Deyesu
          BY:_____________________          BY:_____________________


          DATED:__________________          DATED:__________________








































          PAGE 18
                                      APPENDIX A


                          T. ROWE PRICE BALANCED FUND, INC.

                          T. ROWE PRICE BLUE CHIP GROWTH FUND, INC.

                          T. ROWE PRICE CALIFORNIA TAX-FREE
                            INCOME TRUST
                          California Tax-Free Bond Fund
                          California Tax-Free Money Fund

                          T. ROWE PRICE CAPITAL APPRECIATION FUND

                          T. ROWE PRICE CAPITAL OPPORTUNITY FUND, INC.

                          T. ROWE PRICE CORPORATE INCOME FUND, INC.

                          T. ROWE PRICE DIVIDEND GROWTH FUND, INC.

                          T. ROWE PRICE EQUITY INCOME FUND

                          T. ROWE PRICE EQUITY SERIES, INC.
                          T. Rowe Price Equity Income Portfolio
                          T. Rowe Price New America Growth Portfolio
                          T.   Rowe   Price  Personal   Strategy   Balanced
          Portfolio
                          T. Rowe Price Mid-Cap Growth Portfolio

                          T. ROWE PRICE FINANCIAL SERVICES FUND, INC.

                          T. ROWE PRICE FIXED INCOME SERIES, INC.
                          T. Rowe Price Limited-Term Bond Portfolio
                          T. Rowe Price Prime Reserve Portfolio

                          T. ROWE PRICE GNMA FUND

                          T. ROWE PRICE GROWTH & INCOME FUND, INC.

                          T. ROWE PRICE GROWTH STOCK FUND, INC.

                          T. ROWE PRICE HEALTH SCIENCES FUND, INC.

                          T. ROWE PRICE HIGH YIELD FUND, INC.

                          T. ROWE PRICE INDEX TRUST, INC.
                          T. Rowe Price Equity Index Fund

                          INSTITUTIONAL EQUITY FUNDS, INC.
                          Mid-Cap Equity Growth Fund

                          INSTITUTIONAL INTERNATIONAL FUNDS, INC.
                          Foreign Equity Fund












          PAGE 19
                          T. ROWE PRICE INTERNATIONAL FUNDS, INC.
                          T. Rowe Price International Bond Fund
                          T. Rowe Price International Discovery Fund
                          T. Rowe Price International Stock Fund
                          T. Rowe Price European Stock Fund
                          T. Rowe Price New Asia Fund
                          T. Rowe Price Global Government Bond Fund
                          T. Rowe Price Japan Fund
                          T. Rowe Price Latin America Fund
                          T. Rowe Price Emerging Markets Bond Fund
                          T. Rowe Price Emerging Markets Stock Fund
                          T. Rowe Price Global Stock Fund

                          T. ROWE PRICE INTERNATIONAL SERIES, INC.
                          T. Rowe Price International Stock Portfolio

                          T. ROWE PRICE MID-CAP GROWTH FUND, INC.

                          T. ROWE PRICE MID-CAP VALUE FUND, INC.

                          T. ROWE PRICE NEW AMERICA GROWTH FUND

                          T. ROWE PRICE NEW ERA FUND, INC.

                          T. ROWE PRICE NEW HORIZONS FUNDS, INC.

                          T. ROWE PRICE NEW INCOME FUND, INC.

                          T. ROWE PRICE OTC FUND, INC.
                          T. Rowe Price OTC Fund

                          T. ROWE PRICE PERSONAL STRATEGY FUNDS, INC.
                          T. Rowe Price Personal Strategy Balanced Fund
                          T. Rowe Price Personal Strategy Growth Fund
                          T. Rowe Price Personal Strategy Income Fund

                          T. ROWE PRICE PRIME RESERVE FUND, INC.

                          T. ROWE PRICE SCIENCE & TECHNOLOGY FUND, INC.

                          T. ROWE PRICE SHORT-TERM BOND FUND, INC.

                          T.  ROWE PRICE  SHORT-TERM U.S.  GOVERNMENT FUND,
          INC.

                          T. ROWE PRICE SMALL-CAP VALUE FUND, INC.

                          T. ROWE PRICE SPECTRUM FUND, INC.
                          Spectrum Growth Fund
                          Spectrum Income Fund
                          Spectrum International Fund














          PAGE 20
                          T. ROWE PRICE STATE TAX-FREE INCOME TRUST
                          Maryland Tax-Free Bond Fund
                          Maryland Short-Term Tax-Free Bond Fund
                          New York Tax-Free Bond Fund
                          New York Tax-Free Money Fund
                          New Jersey Tax-Free Bond Fund
                          Virginia Tax-Free Bond Fund
                          Virginia Short-Term Tax-Free Bond Fund
                          Florida Insured Intermediate Tax-Free Fund
                          Georgia Tax-Free Bond Fund

                          T. ROWE PRICE TAX-EXEMPT MONEY FUND, INC.

                          T. ROWE PRICE TAX-FREE HIGH YIELD FUND, INC.

                          T. ROWE PRICE TAX-FREE INCOME FUND, INC.

                          T. ROWE  PRICE TAX-FREE SHORT-INTERMEDIATE  FUND,
                          INC.

                          T. ROWE PRICE TAX-FREE INSURED INTERMEDIATE BOND FUND, INC.

                          T. ROWE PRICE U.S. TREASURY FUNDS, INC.
                          U.S. Treasury Intermediate Fund
                          U.S. Treasury Long-Term Fund
                          U.S. Treasury Money Fund

                          T. ROWE PRICE SUMMIT FUNDS, INC. on behalf of the:
                          T. Rowe Price Summit Cash Reserves Fund
                          T. Rowe Price Summit Limited-Term Bond Fund
                          T. Rowe Price Summit GNMA Fund

                          T. ROWE PRICE SUMMIT MUNICIPAL FUNDS, INC. on behalf of the:
                          T. Rowe Price Summit Municipal Money Market Fund
                          T. Rowe Price Summit Municipal Intermediate Fund
                          T. Rowe Price Summit Municipal Income Fund

                          T. ROWE PRICE VALUE FUND, INC.
























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